UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

PURTHANOL RESOURCES LIMITED

(Formerly GLOBAL BIOTECH CORP.).

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

( Commission file no.)	(IRS Employer Identification No.)
000-33271	98-022951

2711, CENTREVILLE ROAD, BUREAU 400

WILMINGTON, DELAWARE 19808

Company's telephone number, including area code:

302-288-0658

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2013, Global Biotech Corp. (the “Company" or "Global") signed a finalized agreement with Purthanol International Ltd. to acquire their know-how and all technical aspects of the purthanol extraction process. Further, they have also acquired all purchase orders on hand (for forward delivery of purthanol within the next 12 months, or later if agreed to by both parties) and licensing agreements, currently signed or in the process of being signed, for the purthanol extraction process. The consideration for all the above was

70 million newly issued common shares of Global. A part of said agreement is a non-compete clause with Global.

Item 2.01

As per the addended agreement between Global Biotech (now known as Purthanol Resources) and Purthanol International, the Company has acquired certain assets. These assets are listed as Annex A to the aforesited agreement.

Item 5.01

Due to the above listed transaction, Purthanol International Ltd. owned 42.5% of the common stock of Global Biotech Corp. As of today’s date, March 10, 2014, they own 37.8% of the common shares of Global. Louis Pharand, President of Purthanol International Ltd., has already joined Global as its President and as a Director. No other significant arrangements or understandings have taken place as regards to this transaction.

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2013, Global Biotech Corp.(the “Company" or "Global") signed a finalized agreement with the owner of Biocardel Quebec, a privately held company, to acquire 100% of all outstanding shares of that corporation for $5 million, payable $100,000 at signing of the Agreement, $2,400,000 in 9 months, as a balance of sale and $2,500,000 in preferred convertible shares of Global. These shares are convertible at a 25% discount to the

90 trading -day average sales price of the common shares, whenever Global chooses to exercise the conversion rights. These shares must be designated and issued to Biocardel no later than 120 days after the signing date of the agreement. No Officer or Director of the acquired company will become an Officer or Director of Global, at present. Biocardel owns a production facility in Richmond, Quebec, that turns biologic oil waste products and byproducts into biodiesel fuel, a commodity in demand in both North America and Europe.

Item 2.01

As per the addended agreement between Purthanol Resources and Biocardel Quebec, the Company has acquired all of the assets of Biocardel Quebec. These assets are part of the Biocardel financial statements, attached to this 8-K report.

Item 9.01 Exhibits and Financial Statements

Exhibit Description

1.1 Global Biotech –Purthanol International Purchase Agreement

1.2 Annex A - Global Biotech –Purthanol International Purchase Agreement

1.3 Annex B - Global Biotech –Purthanol International Purchase Agreement

3.1 Purthanol Resources-Biocardel Quebec Purchase Agreement

3.2 Schedule A - Purthanol Resources-Biocardel Quebec Purchase Agreement

5.1 Biocardel Quebec Inc. Financial Statements-April 30, 2012

5.2 Biocardel Quebec Inc. Financial Statements-April 30, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014

Purthanol Resources Limited

(formerly Global Biotech Corp.)

By: /s/ Leonard Stella

Leonard Stella, CEO